UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

On December 10, 2018, RespireRx Pharmaceuticals Inc. (the “Company”) announced that the Company’s Senior Vice President of Research and Development, Richard Purcell and its Senior Vice President, Chief Financial Officer, Treasurer and Secretary, Jeff E. Margolis, each will be presenting at the International Cannabinoid Derived Pharmaceuticals Summit at the Revere Hotel in Boston, Massachusetts. Mr. Purcell is scheduled to co-lead a pre-conference workshop on “Financial Planning and Commercial Strategy” on Monday, December 10, 2018. Mr. Purcell is also scheduled to present “Using Cannabis to Treat Previously Untreatable Diseases” on Wednesday, December 12, 2018. Mr. Margolis is scheduled to participate on a panel on Wednesday, December 12, 2018 entitled “The Funding Challenges Associated with Cannabis-Derived Pharmaceuticals.”

The slide presentations that the Company will be using at the conference are attached as Exhibits 99.1, 99.2 and 99.3. The press release announcing the Company’s participation in the conference is attached as Exhibit 99.4. These exhibits are being furnished and not filed pursuant to Item 7.01 of Form 8-K

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are furnished and filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Slide Presentation*
99.2	Slide Presentation*
99.3	Slide Presentation*
99.4	Press Release dated December 10, 2018*

* Furnished herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2018	RESPIRERX PHARMACEUTICALS INC.

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis Senior Vice President, Chief Financial Officer, Treasurer and Secretary